Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2005 relating to the financial statements of Boston Life Sciences, Inc., which appears in Boston Life Sciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

December 19, 2005